Exhibit 99.2

Press Release	Contact: Christopher D. Myers
For Immediate Release	President and Chief Executive Officer
(909) 980-4030

CVB Financial Corp. CEO To Attend East Coast Investor Meetings

Ontario, CA, June 7, 2013 - Chris Myers, President and Chief Executive Officer of CVB Financial Corp., will be hosting one-on-one meetings with investors selected by Keefe, Bruyette & Woods, Inc. in Boston on Monday, June 10, 2013. The following day, Tuesday, June 11, 2013, Mr. Myers will be with Sterne Agee & Leach, Inc. in New York to meet with various investors.

Mr. Myers’ presentation will be available on CVB Financial Corp.’s website at www.cbbank.com under “Our Investors” tab, “Investor Presentation”, for 90 days.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $6.3 billion. Citizens Business Bank serves 41 cities with 40 Business Financial Centers, five Commercial Banking Centers and three trust office locations serving the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the Our Investors tab.

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